Exhibit 10.1

AMENDMENT NO. 4 TO
AMENDED AND RESTATED SIDE LETTER

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED SIDE LETTER, dated as of August 26, 2025 (this “Amendment”) is made by and between WALKER & DUNLOP, LLC, a Delaware limited liability company (“Seller”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of August 26, 2019 (as amended by that certain Correction of Master Repurchase Agreement dated July 23, 2020, as further amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 24, 2020, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of August 23, 2021, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of September 30, 2021, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of September 15, 2022, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement, dated as of December 29, 2022, as further amended by that certain Amendment No. 6 to Master Repurchase Agreement, dated as of September 12, 2023, as further amended by that certain Amendment No. 7 to Master Repurchase Agreement, dated as of September 12, 2024, as may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and

WHEREAS, in connection with the Repurchase Agreement, the Seller and the Buyer entered into that certain amended and restated Side Letter, dated as of September 30, 2021 (as amended by that certain Amendment No. 1 to Amended and Restated Side Letter, dated as of September 15, 2022, as further amended by that certain Amendment No. 2 to Amended and Restated Side Letter, dated as of September 12, 2023, as further amended by that certain Amendment No. 3 to the Amended and Restated Side Letter, dated as of September 12, 2024 and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Side Letter”); and

WHEREAS, the Seller and the Buyer have agreed to amend certain provisions of the Side Letter in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Amendments. Effective as of the Effective Date (as defined below), the Side Letter is hereby amended as follows:

1.1              Section 1 (ii) of the Side Letter is hereby deleted in its entirety and replaced with the following:

(ii) agrees to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions from time to time when the Committed Facility Amount is fully funded and outstanding, having up to an additional maximum aggregate Purchase Price outstanding at any one time of up to One Billion Four Hundred and Fifty Million ($1,450,000,000) from the date hereof until November 20, 2025 and Nine Hundred and Fifty Million ($950,000,000) thereafter (such amounts, the “Uncommitted Facility Amount”). At all times, the sum of the Committed Facility Amount and the Uncommitted Facility Amount shall be the amount referred to in the Agreement and this Side Letter as the facility amount (the “Facility Amount”).

SECTION 2.           Effective Date. This Amendment shall become effective as of the date of this Amendment (the “Effective Date”) so long as the Buyer shall have received executed counterparts of this Amendment, executed by each of the parties hereto.

SECTION 3.           Miscellaneous.

3.1              References to Side Letter. Upon the effectiveness of this Amendment, each reference in the Side Letter to “this Side Letter”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Side Letter as amended hereby, and each reference to the Side Letter in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Side Letter as amended hereby.

3.2              Representations, Warranties and Covenants. Each of the Seller and the Parent hereby represent and warrant to Buyer, as of the date hereof and as of the Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Transaction Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of the Seller and the Parent hereby confirm, reaffirm and ratify its representations, warranties and covenants contained in each Transaction Document to which it is a party.

3.3              Acknowledgements of Seller. Each of the Seller and the Parent acknowledges that Buyer is in compliance with its undertakings and obligations under the Side Letter and the other Transaction Documents.

3.4              Waivers. (a) Each of the Seller and the Parent acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Side Letter or any other Transaction Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Side Letter or the other Transaction Documents, including, but not limited to, any action or failure to act under the Side Letter or the other Transaction Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Side Letter or the other Transaction Documents.

3.5              Effect on Side Letter. Except as expressly amended and modified by this Amendment, the Side Letter and each of the other Transaction Documents shall continue to be, and shall remain, unmodified and in full force and effect in accordance with their respective terms.

3.6              No Novation, Effect of Agreement.  The Seller, the Parent and the Buyer have entered into this Amendment solely to amend the terms of the Side Letter and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by the Seller or the Parent under, or in connection with, the Side Letter or any of the other Transaction Documents.   It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Seller and the Parent under the Side Letter and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Side Letter continue in full force and effect, and (iii) any reference to the Side Letter in any such Transaction Document shall be deemed to also reference this Amendment.

3.7              No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Side Letter or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.8              Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.9              Counterparts; Electronic Transmission.

(a)              This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)              Delivery of an executed counterpart of a signature page of this Amendment or any other Transaction Document by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Buyer to accept electronic signatures in any form or format without its prior written consent.

3.10            Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.11            Governing Law; Consent to Jurisdiction.

(a)              This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal law applicable to national banks.

(b)              Seller hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District Of New York and of any New York state court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the Transactions contemplated hereby, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Buyer may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 3.11 shall affect the right of Buyer to bring any action or proceeding against Seller or its Property in the courts of other jurisdictions. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices hereunder specified in Section 14 of the Repurchase Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:

WALKER & DUNLOP, LLC, as Seller

By:	/s/ Issa M. Bannourah
Name:	Issa M. Bannourah
Title:	Senior Vice President and Treasurer

PARENT:

WALKER & DUNLOP, INC., as Parent

By:	/s/ Issa M. Bannourah
Name:	Issa M. Bannourah
Title:	Senior Vice President and Treasurer

Signature Page to Amendment No. 4 to A&R Side Letter (JPM – Walker & Dunlop)

BUYER:

JPMORGAN CHASE BANK, N.A., as Buyer

By:	/s/ John Cary
Name:	John Cary
Title:	Authorized Signatory

Signature Page to Amendment No. 4 to A&R Side Letter (JPM – Walker & Dunlop)